Exhibit 14


           Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
AllianceBernstein Global Health Care Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated August 25, 2008, for the AllianceBernstein Global Health Care Fund, Inc. (the "Fund") as of June 30, 2008 and to the references to our firm under the headings "INFORMATION ABOUT THE FUNDS - Other Service Providers", "EXPERTS" and "APPENDIX K FINANCIAL HIGHLIGHTS" in the Prospectus to the Fund's Registration Statement on Form N-14.


                                                  /s/ KPMG LLP



New York, New York
September 12, 2008